Exhibit 99.1

ASX Announcement

17 July 2024

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Thursday 25 July 2024, commencing at 10.00am (AEST) | Wednesday 24 July 2024 at 8.00pm (EDT) to discuss the Q2 Quarterly Report. The call will be hosted by Mr. Douglas Thompson, Managing Director and Chief Executive Officer, and Mr. Gerhard Ziems, Group Chief Financial Officer.

Please click on the link below to proceed to the registration page. From here you are required to fill in your details to pre-register for the conference call.

Coronado Global Resources Inc. Q2 2024 Investor Call, available at https://s1.c-conf.com/diamondpass/10039634-ovf7r4.html

Pre-registering for this conference gives you immediate access on the day with no need to wait for an operator.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

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For further information please contact:

Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Morrow Sodali P: +61 411 756 248 E: hmccombie@morrowsodali.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com